     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 18, 1999
                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                        CENTURY BUSINESS SERVICES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                          7389                         22-2769024
 (State or Other Jurisdiction    (Primary Standard Industrial          (I.R.S. Employer
      of Incorporation or         Classification Code Number)       Identification Number)
          Organization)

                      6480 ROCKSIDE WOODS BOULEVARD, SOUTH
                                   SUITE 330
                             CLEVELAND, OHIO 44131
                                 (216) 447-9000
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)
                             ---------------------
                                FRED M. WINKLER
                     PRESIDENT AND CHIEF OPERATING OFFICER
                      6480 ROCKSIDE WOODS BOULEVARD, SOUTH
                                   SUITE 330
                             CLEVELAND, OHIO 44131
                                 (216) 447-9000
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)
                             ---------------------
                                 With copy to:

                                  ALAN M. UTAY
                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                        1700 PACIFIC AVENUE, SUITE 4100
                            DALLAS, TEXAS 75201-4675
                                 (214) 969-2800
                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement.
     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
                                                              PROPOSED          PROPOSED
                                            AMOUNT            MAXIMUM            MAXIMUM
      TITLE OF EACH CLASS OF                TO BE          OFFERING PRICE       AGGREGATE            AMOUNT OF
    SECURITIES TO BE REGISTERED           REGISTERED        PER SHARE(1)    OFFERING PRICE(1)   REGISTRATION FEE(1)
-------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per
  share............................   15,000,000 shares       $11.6875        $175,312,500            $48,737
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(c) of the Securities Act of 1933, the registration fee is calculated based on the average of the high and low prices for the Common Stock, as reported on the Nasdaq National Market on June 15, 1999.
                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED JUNE 18, 1999

PROSPECTUS

                               15,000,000 SHARES

                        CENTURY BUSINESS SERVICES, INC.
                      6480 ROCKSIDE WOODS BOULEVARD, SOUTH
                                   SUITE 330
                             CLEVELAND, OHIO 44131
                                 (216) 447-9000

                                  COMMON STOCK

     We will offer and sell, from time to time, in one or more offerings, shares of our common stock to acquire assets, businesses or securities or when holders of our convertible securities that we have issued to acquire assets, businesses or securities convert them or are due an interest payment thereon.

     We will negotiate the terms of these acquisitions with the persons who own or control the assets, businesses or securities that we wish to acquire. The shares of our common stock that we issue in these acquisitions will be valued at prices reasonably related to the market price of our common stock at either the time we enter into the agreement for the acquisition or the time we issue and deliver the shares. No person will pay underwriting discounts or commissions when we issue our common stock in these acquisitions. But in certain acquisitions, finder's fees may be paid. Any person receiving these fees may be deemed an "underwriter" under the Securities Act of 1933. Also, if that person sells for a profit shares of our common stock purchased by that person, that profit may be deemed to be underwriting commissions or discounts under the Securities Act.

     Our common stock trades on the Nasdaq National Market under the symbol "CBIZ." On June 17, 1999, the last reported sale price of our common stock on the Nasdaq National Market was $11.4688 per share.

                             ---------------------

     CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 1 OF THIS PROSPECTUS.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is           , 1999.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Risk Factors................................................   1
Uncertainty of Forward-Looking Statements...................   1
About this Prospectus.......................................   1
Century Business Services, Inc..............................   2
Description of Capital Stock................................   3
Legal Matters...............................................   4
Experts.....................................................   4
Where You Can Find More Information.........................   4

     This prospectus incorporates important business and financial information about us that is not included or delivered with this prospectus. Stockholders may obtain this information from us without charge upon written or oral request to the following:

        Century Business Services, Inc.
        6480 Rockside Woods Boulevard, South
        Suite 330
        Cleveland, Ohio 44131
        Attn: Investor Relations
        (216) 447-9000

     If you would like to request documents from us, please do so by no later than five business days before the date you must make your investment decision. If you request any incorporated documents, we will mail them to you by first class mail or other equally prompt means as soon as practicable after we receive your request.

                                       (i)

                                  RISK FACTORS

     Before acquiring our common stock, you should carefully consider all of the information in this prospectus, any prospectus supplement, and the documents and risk factors incorporated by reference herein.

                   UNCERTAINTY OF FORWARD-LOOKING STATEMENTS

     This prospectus, any prospectus supplement and the documents incorporated by reference herein may contain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this prospectus, words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "project," and similar expressions, as they relate to us or our management, identify forward-looking statements. These forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to us. These forward-looking statements are subject to certain risks, uncertainties and assumptions, including those risks, uncertainties and assumptions discussed in this prospectus and in our filings under the Exchange Act and those related to the following:

     - the impact of general economic conditions in the United States;

     - industry conditions, including competition;

     - capital expenditure requirements;

     - legislative or regulatory requirements;

     - taxes; and

     - access to capital markets.

     Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, expected or projected. Such forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph. You should specifically consider the various factors identified in this prospectus, any prospectus supplement and the documents incorporated by reference herein which could cause actual results to differ.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf registration" process. Under this shelf process, we may offer and sell, from time to time, in one or more offerings, shares of our common stock to acquire assets, businesses or securities or when holders of our convertible securities that we have issued to acquire assets, businesses or securities convert them or are due an interest payment thereon. We may sell through these offerings up to a total of 15,000,000 shares of our common stock.

     We will negotiate the terms of these acquisitions with the persons who own or control the assets, businesses or securities that we wish to acquire. The shares of our common stock that we issue in these acquisitions will be valued at prices reasonably related to the market price of our common stock at either the time we enter into the agreement for the acquisition or the time we issue and deliver the shares. No person will pay underwriting discounts or commissions when we issue our common stock in these acquisitions. But in certain acquisitions, finder's fees may be paid. Any person receiving these fees may be deemed an "underwriter" under the Securities Act of 1933. Also, if that person sells for a profit shares of our common stock purchased by that person, that profit may be deemed to be underwriting commissions or discounts under the Securities Act.

     You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

                        CENTURY BUSINESS SERVICES, INC.

     We are a diversified services company that, acting through our subsidiaries, provides professional outsourced business services primarily to small and medium-sized businesses, as well as individuals, governmental entities, and not-for-profit enterprises throughout the United States.

     We offer integrated services in the following areas:

     - accounting, tax, valuation, and advisory services;

     - benefits administration and insurance services;

     - human resources and payroll services;

     - performance consulting services;

     - information technology services; and

     - specialty insurance.

     We provide these services through a network of more than 200 offices in 36 states, plus approximately 650 Century Small Business Solutions franchisee offices in 47 states. As of June 1, 1999, we served more than 100,000 business clients, of which approximately 54,000 are served through the Century Small Business Solutions franchisee network. Management estimates that our clients have more than 2.4 million employees including approximately 400,000 employed by clients of the Century Small Business Solutions franchisee network.

     Our clients typically have fewer than 500 employees and prefer to focus their resources on the operation of their core business while allowing us to provide non-core administrative functions. In many instances, outsourcing non-core administrative functions allows clients to enhance productivity, reduce costs and improve service, quality and efficiency with regard to their core business without the distraction of performing non-core administrative functions.

     Our goal is to be the nation's leading provider of outsourced business services to small and medium-sized companies. Our strategies to achieve this include:

     - continuing to provide clients with a broad range of high quality products and services;

     - continuing to expand locally through internal growth by:

        - increasing the number of clients we serve, and

        - increasing the number of products and services we provide to existing clients; and

     - continuing to expand nationally through acquisitions.

     We recently established a new division, CBIZ Interactive, to provide and enhance our information technology services. Through CBIZ Interactive, we offer a wide range of information technology services, from creating strategic technology plans to developing and implementing software and hardware solutions. We have also acquired Bratch Innovation, Inc., a privately-held internet solutions company. By acquiring Bratch, which is operated as part of CBIZ Interactive, we have enhanced our information technology services by providing internet-based solutions for our clients' operational, marketing and e-commerce needs. Specifically, we now license software to our customers to speed up their web site development process and allow them to update their web sites without technical expertise. Also, we provide digital branding and direct hit marketing, network performance analysis, strategic consulting services and ongoing support services for our on-line solutions, from content maintenance to site administration application development and site log analysis.

     In addition, we have determined that our risk-bearing specialty insurance segment is no longer part of our strategic long-term growth objectives. As a result, in April 1999, we adopted a formal plan to divest of this segment. We expect to complete this divestiture before December 31, 1999.

     We are incorporated under the laws of the State of Delaware. The address of our principal executive offices is 6480 Rockside Woods Boulevard, South, Suite 330, Cleveland, Ohio 44131, and our telephone number is (216) 447-9000.

     Additional information concerning us and our subsidiaries is included in the company reports and other documents incorporated by reference in this prospectus.

                          DESCRIPTION OF CAPITAL STOCK

     Our Board of Directors has the authority to issue up to 250,000,000 shares of our common stock. As of June 10, 1999, 81,317,395 shares of our common stock were outstanding. Our stockholders are entitled to one vote per share on all matters submitted to a vote of stockholders. In addition, our stockholders may receive dividends, if any, on a pro rata basis that our Board of Directors may declare from time to time from legally available funds. Upon our liquidation, dissolution or winding up, our stockholders would be entitled to share ratably in any assets available for distribution to them after payment of all our obligations then outstanding. Our stockholders do not have cumulative voting rights or preemptive or other rights to acquire or subscribe to additional, unissued or treasury shares. The shares of our common stock currently outstanding are validly issued, fully paid and nonassessable.

     Our Board of Directors is authorized without further stockholder approval to issue from time to time shares of our common stock in one or more series and, except for the rights and restrictions discussed above, to fix or alter the relative, participant, optional or special rights and any qualifications, limitations or restrictions of the shares of each such series. The issuance of any new series of our common stock may have the effect of delaying, deferring or preventing a change in control of our management without further action by our stockholders and may adversely affect the voting and other rights of our common stockholders. The issuance of any new series of our common stock with voting and conversion rights may adversely affect the voting power of our common stockholders, including the loss of voting control to others. We have no present plans to issue any new series of our common stock.

     We have the following provisions in our bylaws which could be considered "anti-takeover" provisions: (i) a bylaw requiring that, to remove a director, a majority of shares of our then outstanding common stock or two-thirds of the other directors must vote to remove that director and (ii) a bylaw providing that, unless otherwise provided by law, only our Board of Directors or our President may call special meetings of stockholders. These bylaws may delay stockholder actions on certain business combinations and on electing new members to our Board of Directors. These potential delays may discourage a stockholder who desires to participate in a business combination or to elect a new director from purchasing our common stock on the open market.

     We are also subject to Section 203 of the Delaware General Corporation Law, which regulates corporate acquisitions. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless:

     - the board of directors approved the transaction in which such stockholder became an interested stockholder before the date the interested stockholder attained such status;

     - upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, such stockholder owned at least 85% of the corporation's voting stock outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers; or

     - on or after such date the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders.

A "business combination" generally includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. In general, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years before the determination of interested stockholder status, did own, 15% or more of a corporation's voting stock.

                                 LEGAL MATTERS

     Akin, Gump, Strauss, Hauer & Feld, L.L.P. is passing on the validity of the shares of our common stock to be offered hereby. Mr. Rick L. Burdick, a partner of Akin, Gump, Strauss, Hauer & Feld, L.L.P., is a director of Century and, as of June 1, 1999, owned 3,500 shares of our common stock, warrants to purchase 5,534 shares of our common stock, and options to purchase 50,000 shares of our common stock.

                                    EXPERTS

     Our consolidated and combined financial statements and schedules as of December 31, 1998 and 1997, and for each of the years in the three year period ended December 31, 1998 are incorporated by reference herein and in the registration statement of which this prospectus is a part in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, upon the authority of said firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document that we file with the SEC at its public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. You may also call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to you free of charge at the SEC's web site at http://www.sec.gov. In addition, you may read and copy our reports, proxy statements and other information at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

     We filed a registration statement on Form S-4 to register with the SEC the shares of our common stock to be offered hereby. This prospectus is a part of that registration statement. As allowed by SEC rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede previously filed information, including information contained in this document.

     We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering has been completed:

     - Century's Annual Report on Form 10-K for the year ended December 31,
       1998;

     - Century's Quarterly Report on Form 10-Q for the three months ended March 31, 1999;

     - Century's Proxy Statement dated March 24, 1999 regarding the annual meeting of stockholders;

     - Century's Current Report on Form 8-K filed on January 12, 1999;

     - Century's Current Report on Form 8-K filed on April 9, 1999; and

     - Century's Current Report on Form 8-K filed on April 22, 1999.

     You may request free copies of these filings by writing or telephoning us at the following address:

        Century Business Services, Inc.
          6480 Rockside Woods Boulevard, South
          Suite 330
          Cleveland, Ohio 44131
          Attn: Investor Relations
          (216) 447-9000

     You should rely on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have authorized no one to provide you different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               15,000,000 SHARES

                        CENTURY BUSINESS SERVICES, INC.

                                  COMMON STOCK

                              --------------------
                                   PROSPECTUS
                              --------------------

                                              , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20 -- INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify past or present officers and directors of such corporation or of another corporation or other enterprise at the former corporation's request, in an action by or in the right of the corporation to procure an enterprise at the former corporation's request, in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys' fees) that such person actually and reasonably incurred in connection therewith. Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination that indemnification of such person is proper because he has met the applicable standard of conduct set forth by:

     - the stockholders;

     - the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding;

     - a committee of directors who are not parties to such action, suit or proceeding designated by majority vote by such disinterested directors even if less than a quorum; or

     - an independent legal counsel in a written opinion, if there are no such disinterested directors, or if such disinterested directors so direct.

     Section 145 further provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     The Amended and Restated Certificate of Incorporation, as amended, of Century Business Services, Inc. (the "Company") entitles its Board of Directors to provide for indemnification of directors and officers to the fullest extent provided by law, except for liability for:

     - any breach of director's duty of loyalty to the Company or its stockholders;

     - acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     - unlawful payments of dividends;

     - unlawful stock purchases or redemptions; or

     - any transaction from which the director derived an improper personal benefit.

     Article VII of the Amended and Restated Bylaws of the Company (the "Bylaws") provides that to the fullest extent and in the manner permitted by the laws of the State of Delaware and specifically as is permitted under Section 145 of the DGCL, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Company, by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit, or proceeding if such person acted in good faith and in a manner he reasonably believed to be in and not opposed to the best interests of the Company and with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful. Determination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that a person did not act in good faith and in a manner such person reasonably believed to be in and not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was lawful.

     The Bylaws provide that any decision as to indemnification shall be made:

     - by the Board of Directors of the Company by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding;

     - if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

     - by the stockholders.

     The Board of Directors of the Company may authorize indemnification of expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding. Indemnification pursuant to these provisions is not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise and shall continue as to a person who has ceased to be a director or officer. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company.

     Further, the Bylaws provide that the indemnity provided will be extended to the directors, officers, employees and agents of any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence has continued, would have had the power and authority to indemnify its directors, officers, and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of the Bylaws with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     The Company currently maintains a separate insurance policy relating to its directors and officers, under which policy such directors and officers are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of being or having been such directors or officers.

     The Securities and Exchange Commission has issued a policy statement that the indemnification of officers and directors for liabilities under the Securities Act of 1933 is against public policy as expressed in the Act, and is, therefore, unenforceable.

ITEM 21 -- EXHIBITS

     The following Exhibits are filed as part of this Registration Statement:

        EXHIBIT
         NUMBER                            DESCRIPTION OF EXHIBITS
        -------                            -----------------------
          3.1            -- Amended and Restated Certificate of Incorporation of the
                            Company (filed as Exhibit 3.1 to the Registration
                            Statement on Form 10, Commission File No. 000-25890 and
                            incorporated herein by reference).
          3.2            -- Certificate of Amendment to the Amended and Restated
                            Certificate of Incorporation of the Company dated October
                            18, 1996 (filed as Exhibit 3.2 to the Annual Report on
                            Form 10-K for the fiscal year ended December 31, 1996 and
                            incorporated herein by reference).
          3.3            -- Certificate of Amendment to the Amended and Restated
                            Certificate of Incorporation of the Company effective
                            December 23, 1997 (filed as Exhibit 3.3 to the Annual
                            Report on Form 10-K for the fiscal year ended December
                            31, 1997 and incorporated herein by reference).
          3.4            -- Certificate of Amendment to the Amended and Restated
                            Certificate of Incorporation of the Company dated
                            September 10, 1998 (filed as Exhibit 3.4 to the
                            Registration Statement on Form S-3 dated September 23,
                            1998, Commission File No. 333-64109, and incorporated
                            herein by reference).
          3.5            -- Amended and Restated Bylaws of the Company (filed as
                            Exhibit 3.2 to the Registration Statement on Form 10,
                            Commission File No. 000-25890 and incorporated herein by
                            reference).
          4.1            -- Form of Stock Certificate of Common Stock of the Company
                            (filed as Exhibit 4.1 to the Registration Statement on
                            Form S-3 dated September 23, 1998, Commission File No.
                            333-64109, and incorporated herein by reference).
          5.1*           -- Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
         21.1*           -- Subsidiaries of the Registrant.
         23.1*           -- Consent of KPMG LLP.
         23.2*           -- Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                            (included in its opinion filed as Exhibit 5.1 hereto)
         24.1*           -- Power of Attorney (included on the signature page of this
                            Registration Statement)

---------------

* Filed herewith

ITEM 22 -- UNDERTAKINGS

     The undersigned company hereby undertakes:

          (A) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (1) to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (2) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

             (3) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

          (B) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (C) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this Registration Statement.

     The undersigned company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the company's annual report pursuant to Section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned company hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned company hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on June 17, 1999.

                                            CENTURY BUSINESS SERVICES, INC.

                                            By:     /s/ FRED M. WINKLER
                                              ----------------------------------
                                              Fred M. Winkler
                                              President and Chief Operating
                                                Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael G. DeGroote and Fred M. Winkler, and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in any and all capacities, to sign any amendments to this Registration Statement, (including post-effective amendments and amendments thereto) and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each attorney-in-fact and agents, or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 17, 1999.

                      SIGNATURE                                            TITLE
                      ---------                                            -----

               /s/ MICHAEL G. DEGROOTE                 Chief Executive Officer and Chairman of the
-----------------------------------------------------    Board (Principal Executive Officer)
                 Michael G. DeGroote

                 /s/ FRED M. WINKLER                   President and Chief Operating Officer and
-----------------------------------------------------    Director
                   Fred M.Winkler

              /s/ CHARLES D. HAMM, JR.                 Senior Vice President and Chief Financial
-----------------------------------------------------    Officer (Principal Accounting and Financial
                Charles D. Hamm, Jr.                     Officer)

                 /s/ RICK L. BURDICK                   Director
-----------------------------------------------------
                   Rick L. Burdick

               /s/ JOSEPH S. DIMARTINO                 Director
-----------------------------------------------------
                 Joseph S. DiMartino

                /s/ HARVE A. FERRILL                   Director
-----------------------------------------------------
                  Harve A. Ferrill

                                                       Director
-----------------------------------------------------
                 Hugh P. Lowenstein

                /s/ RICHARD C. ROCHON                  Director
-----------------------------------------------------
                  Richard C. Rochon

                                 EXHIBIT INDEX

        EXHIBIT
         NUMBER                            DESCRIPTION OF EXHIBITS
        -------                            -----------------------

          3.1            -- Amended and Restated Certificate of Incorporation of the
                            Company (filed as Exhibit 3.1 to the Registration
                            Statement on Form 10, Commission File No. 000-25890 and
                            incorporated herein by reference).
          3.2            -- Certificate of Amendment to the Amended and Restated
                            Certificate of Incorporation of the Company dated October
                            18, 1996 (filed as Exhibit 3.2 to the Annual Report on
                            Form 10-K for the fiscal year ended December 31, 1996 and
                            incorporated herein by reference).
          3.3            -- Certificate of Amendment to the Amended and Restated
                            Certificate of Incorporation of the Company effective
                            December 23, 1997 (filed as Exhibit 3.3 to the Annual
                            Report on Form 10-K for the fiscal year ended December
                            31, 1997 and incorporated herein by reference).
          3.4            -- Certificate of Amendment to the Amended and Restated
                            Certificate of Incorporation of the Company dated
                            September 10, 1998 (filed as Exhibit 3.4 to the
                            Registration Statement on Form S-3 dated September 23,
                            1998, Commission File No. 333-64109, and incorporated
                            herein by reference).
          3.5            -- Amended and Restated Bylaws of the Company (filed as
                            Exhibit 3.2 to the Registration Statement on Form 10,
                            Commission File No. 000-25890 and incorporated herein by
                            reference).
          4.1            -- Form of Stock Certificate of Common Stock of the Company
                            (filed as Exhibit 4.1 to the Registration Statement on
                            Form S-3 dated September 23, 1998, Commission File No.
                            333-64109, and incorporated herein by reference).
          5.1*           -- Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
         21.1*           -- Subsidiaries of the Registrant.
         23.1*           -- Consent of KPMG LLP.
         23.2*           -- Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                            (included in its opinion filed as Exhibit 5.1 hereto)
         24.1*           -- Power of Attorney (included on the signature page of this
                            Registration Statement)

---------------

*Filed herewith